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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the use in this Joint Proxy Statement and Registration Statement of our report, dated January 14, 1998, except for Note 14 as to which date is February 5, 1998, relating to the consolidated financial statements of Button Gwinnett Financial Corporation and subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                        MAULDIN & JENKINS, LLC

                                         /s/ MAULDIN & JENKINS, LLC


Atlanta, Georgia
April 30, 1998